UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2010

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction

of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)    On June 15, 2010, the Company’s Board of Directors approved changes to the Code of Regulations of the Company in order to: (1) better clarify the roles of the Company’s President and its lead director of the Board of Directors, (2) clarify the process for resignation of a director in the event a majority of votes are withheld in his or her election and (3) remove the requirement that the President of the Company be selected from the Board of Directors. The amended Code of Regulations was effective as of June 15, 2010.

The Board of Directors specifically approved changes to the Code of Regulations related to the organization of meetings of the Board of Directors. The Code of Regulations changes allow the lead director (instead of the President) to request special meetings of the Board of Directors and to chair Board meetings in the absence of the Chairman of the Board or the Vice Chairman of the Board.

The Board of Directors also approved a change to the Code of Regulations to specifically describe the resignation process for a director who receives a majority of votes withheld in his or her election. This change harmonizes the resignation process with the Company’s majority voting provisions contained in its Corporate Governance Guidelines.

The Board of Directors also approved a change to the Code of Regulations, which removes the requirement that the President be selected from the Board of Directors. The Code of Regulations of Fifth Third Bancorp as Amended is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This document will also be available on the Company’s website at www.53.com.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 – Code of Regulations of Fifth Third Bancorp as Amended, as approved by the Board of Directors on June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

June 21, 2010	/s/ PAUL L. REYNOLDS
Paul L. Reynolds
Executive Vice President, Secretary and Chief Administrative Officer